EXHIBIT 32.2



     In connection with the Quarterly Report on Form 10-Q for the quarter ended August 31, 2003 as filed by Carnival Corporation with the Securities and Exchange Commission on the date hereof (the "Report"), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival Corporation.


Date:  October 15, 2003



                                   By: /s/ Howard S. Frank
                                   -----------------------
                                   Howard S. Frank
                                   Vice Chairman of the Board of Directors
                                   and Chief Operating Officer